EXHIBIT 16

                           BDO Seidman, LLP letterhead

                                 July 30, 2003



Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C.  20549

Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on July 29, 2003, to be filed by our former client, Champion Communication Services, Inc. We agree with the statements made in response to that item insofar as they relate to our Firm.



                                           Very truly yours,

                                           /s/ BDO Seidman, LLP